UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 30, 2013

ITRONICS INC.

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                                                                Texas                                        33-18582                                  75-2198369

                                               (State or other jurisdiction                     (Commission File                            (IRS Employer

                                                       of incorporation)                                 Number)                                 Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada      89509

                    (Address of Principal Executive Offices)                           Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Securities

In July 2013 a total of 189,368 restricted common shares were issued to one accredited investor for $10,000 cash invested in the current Private Placement and for conversion of $26,340 in a Convertible Promissory Note and accrued interest. The stock prices were at $0.2033 and $0.1879 per share, respectively. The prices were computed as the volume weighted average trading price of the stock for the 10 trading days prior to the transaction date. In addition, the investor received three year warrants to acquire 24,594 common shares at $0.2541 per share under the terms of the Private Placement of Common Stock to raise $500,000.

In August 2013 a total of 40,788 restricted common shares were issued to one accredited investor for $5,000 cash invested in the current Private Placement and conversion of $5,507 in accrued interest on a Convertible Promissory Note under the Private Placement terms. The stock price was at $0.2576 per share. The price was computed as the volume weighted average trading price of the stock for the 10 trading days prior to the transaction date. In addition, the investor received three year warrants to acquire 20,394 restricted common shares at $0.322 per share. The conversion terms and the warrants are under the same terms as is presently being offered to accredited investors in a Private Placement of Common Stock to raise $500,000.

In August 2013 a total of 65,371 restricted common shares were issued to one accredited investor for conversion of $13,767 in accrued interest on Convertible Promissory Notes under the Private Placement terms. The stock price was at $0.2106 per share. The price was computed as the volume weighted average trading price of the stock for the 10 trading days prior to the transaction date. In addition, the investor received three year warrants to acquire 32,685 restricted common shares at $0.2633 per share. The conversion terms and the warrants are under the same terms as is presently being offered to accredited investors in a Private Placement of Common Stock to raise $500,000

In September 2013 a total of 166,191 restricted common shares were issued to one accredited investor for $35,000 cash invested in the current Private Placement. The stock price was at $0.2106 per share. The price was computed as the volume weighted average trading price of the stock for the 10 trading days prior to the transaction date. In addition, the investor received three year warrants to acquire 83,096 restricted common shares at $0.2633 per share under the terms of the Private Placement of Common Stock to raise $500,000.

In September 2013 a consultant received 8,310 restricted common shares at $0.2106 per share and a three year warrant to acquire 4,155 restricted common shares at $0.2633 per share for $1,750 in fees.

In September 2013 a total of 1,027,550 restricted common shares were issued to two accredited investors for conversion of $251,236 in Promissory Notes and accrued interest under the Private Placement terms. The stock price was at $0.2445 per share. The price was computed as the volume weighted average trading price of the stock for the 10 trading days prior to the transaction date. In addition, the investors received three year warrants to acquire 513,775 restricted common shares at $0.3056 per share. The conversion terms and the warrants are under the same terms as is presently being offered to accredited investors in a Private Placement of Common Stock to raise $500,000

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Itronics Inc. or executive officers of Itronics Inc., and transfer was restricted by Itronics Inc. in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

After issuance of the restricted common shares described above, there are 10,035,199 common shares issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRONICS INC.

(Registrant)

Date: October 4, 2013                                                                                      By: /S/ John W. Whitney

                                                                                                                              John W. Whitney

                                                                                                                              President, Treasurer and Director

                                                                                                                              (Principal Executive and Financial

                                                                                                                              Officer)